CONFORMED COPY




                               $555,000,000

                                 Five Year

                             CREDIT AGREEMENT

                                dated as of

                             January 25, 1994

                                   among


                             Eaton Corporation


                          The Banks Listed Herein


                           Bankers Trust Company
                               Credit Suisse
                    The First National Bank of Chicago
                    NationsBank of North Carolina, N.A.
                                    and
                          Society National Bank,
                               as Co-Agents


                              Chemical Bank,
                             as Managing Agent


                                    and


               Morgan Guaranty Trust Company of New York,
                                       as Agent

                             TABLE OF CONTENTS



  Page


                                 ARTICLE I

                                DEFINITIONS

    SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . .
. . .  1
    SECTION 1.02.  Accounting Terms and
         Determinations. . . . . . . . . . . . . . . . . . . . .
. . . 15
    SECTION 1.03.  Types of Borrowings . . . . . . . . . . . . .
. . . 15
    SECTION 1.04.  Basis for Ratings . . . . . . . . . . . . . .
. . . 15


                                ARTICLE II

                                THE CREDITS

    SECTION 2.01.  Commitments to Lend . . . . . . . . . . . . .
. . . 16
    SECTION 2.02.  Notice of Committed Borrowing . . . . . . . .
. . . 16
    SECTION 2.03.  Money Market Borrowings . . . . . . . . . . .
. . . 17
    SECTION 2.04.  Notice to Banks; Funding of Loans . . . . . .
. . . 22
    SECTION 2.05.  Notes . . . . . . . . . . . . . . . . . . . .
. . . 23
    SECTION 2.06.  Maturity of Loans . . . . . . . . . . . . . .
. . . 24
    SECTION 2.07.  Interest Rates. . . . . . . . . . . . . . . .
. . . 24
    SECTION 2.08.  Fees. . . . . . . . . . . . . . . . . . . . .
. . . 27
    SECTION 2.09.  Optional Termination or Reduction
         of Commitments. . . . . . . . . . . . . . . . . . . . .
. . 28
    SECTION 2.10.  Mandatory Termination or Reduction
         of Commitments. . . . . . . . . . . . . . . . . . . . .
. . 28
    SECTION 2.11.  Optional Prepayments. . . . . . . . . . . . .
. . . 28
    SECTION 2.12.  General Provisions as to Payments . . . . . .
. . . 29
    SECTION 2.13.  Funding Losses. . . . . . . . . . . . . . . .
. . . 30
    SECTION 2.14.  Computation of Interest and Fees. . . . . . .
. . . 30
    SECTION 2.15.  Regulation D Compensation . . . . . . . . . .
. . . 31
    SECTION 2.16.  Judgment Currency . . . . . . . . . . . . . .
. . . 31
    SECTION 2.17.  Foreign Subsidiary Costs. . . . . . . . . . .
. . . 32
    SECTION 2.18.  Eligible Subsidiaries . . . . . . . . . . . .
. . . 32


                                ARTICLE III

                                CONDITIONS

    SECTION 3.01.  Closing . . . . . . . . . . . . . . . . . . .
. . . 33
    SECTION 3.02.  Borrowings. . . . . . . . . . . . . . . . . .
. . . 34
    SECTION 3.03.  First Borrowing by Each Eligible
         Subsidiary. . . . . . . . . . . . . . . . . . . . . . .
. . 35


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                              OF THE COMPANY

    SECTION 4.01.  Corporate Existence and Power . . . . . . . .
. . . 36
    SECTION 4.02.  Corporate and Governmental
         Authorization; No Contravention . . . . . . . . . . . .
. . 36
    SECTION 4.03.  Binding Effect. . . . . . . . . . . . . . . .
. . . 36
    SECTION 4.04.  Financial Information . . . . . . . . . . . .
. . . 37
    SECTION 4.05.  Litigation. . . . . . . . . . . . . . . . . .
. . . 37
    SECTION 4.06.  Compliance with ERISA . . . . . . . . . . . .
. . . 38
    SECTION 4.07.  Environmental Matters . . . . . . . . . . . .
. . . 38
    SECTION 4.08.  Taxes . . . . . . . . . . . . . . . . . . . .
. . . 39
    SECTION 4.09.  Subsidiaries. . . . . . . . . . . . . . . . .
. . . 39
    SECTION 4.10.  Not an Investment Company . . . . . . . . . .
. . . 39
    SECTION 4.11.  Full Disclosure . . . . . . . . . . . . . . .
. . . 39
    SECTION 4.12.  Liens . . . . . . . . . . . . . . . . . . . .
. . . 40


                                 ARTICLE V

                                 COVENANTS

    SECTION 5.01.  Information . . . . . . . . . . . . . . . . .
. . . 40
    SECTION 5.02.  Payment of Obligations. . . . . . . . . . . .
. . . 43
    SECTION 5.03.  Maintenance of Property; Insurance. . . . . .
. . . 43
    SECTION 5.04.  Conduct of Business and Maintenance
         of Existence. . . . . . . . . . . . . . . . . . . . . .
. . 44
    SECTION 5.05.  Compliance with Laws. . . . . . . . . . . . .
. . . 44
    SECTION 5.06.  Inspection of Property, Books and
         Records . . . . . . . . . . . . . . . . . . . . . . . .
. . 44
    SECTION 5.07.  Leverage Ratio. . . . . . . . . . . . . . . .
. . . 45
    SECTION 5.08.  Negative Pledge . . . . . . . . . . . . . . .
. . . 45
    SECTION 5.09.  Consolidations, Mergers and Sales
         of Assets . . . . . . . . . . . . . . . . . . . . . . .
. . 46
    SECTION 5.10.  Use of Proceeds . . . . . . . . . . . . . . .
. . . 47
    SECTION 5.11.  Subsidiary Guaranty . . . . . . . . . . . . .
. . . 47


                                ARTICLE VI

                                 DEFAULTS

    SECTION 6.01.  Events of Default . . . . . . . . . . . . . .
. . . 48
    SECTION 6.02.  Notice of Default . . . . . . . . . . . . . .
. . . 51


                                ARTICLE VII

                                 THE AGENT

    SECTION 7.01.  Appointment and Authorization . . . . . . . .
. . . 51
    SECTION 7.02.  Agent and Affiliates. . . . . . . . . . . . .
. . . 51
    SECTION 7.03.  Action by Agent . . . . . . . . . . . . . . .
. . . 51
    SECTION 7.04.  Consultation with Experts . . . . . . . . . .
. . . 52
    SECTION 7.05.  Liability of Agent. . . . . . . . . . . . . .
. . . 52
    SECTION 7.06.  Indemnification . . . . . . . . . . . . . . .
. . . 52
    SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . .
. . . 52
    SECTION 7.08.  Successor Agent . . . . . . . . . . . . . . .
. . . 53
    SECTION 7.09.  Agent's Fee . . . . . . . . . . . . . . . . .
. . . 53


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

    SECTION 8.01.  Basis for Determining Interest Rate
         Inadequate or Unfair. . . . . . . . . . . . . . . . . .
. . 53
    SECTION 8.02.  Illegality. . . . . . . . . . . . . . . . . .
. . . 54
    SECTION 8.03.  Increased Cost and Reduced Return . . . . . .
. . . 55
    SECTION 8.04.  Taxes . . . . . . . . . . . . . . . . . . . .
. . . 56
    SECTION 8.05.  Base Rate Loans Substituted for
         Affected Fixed Rate Loans . . . . . . . . . . . . . . .
. . 59
    SECTION 8.06.  Substitution of Bank. . . . . . . . . . . . .
. . . 59



                                ARTICLE IX

                      REPRESENTATIONS AND WARRANTIES
                         OF ELIGIBLE SUBSIDIARIES

    SECTION 9.01.  Corporate or Partnership Existence
         and Power . . . . . . . . . . . . . . . . . . . . . . .
. . 60
    SECTION 9.02.  Corporate or Partnership and
         Governmental Authorization; No
         Contravention . . . . . . . . . . . . . . . . . . . . .
. . 60
    SECTION 9.03.  Binding Effect. . . . . . . . . . . . . . . .
. . . 60
    SECTION 9.04.  Taxes . . . . . . . . . . . . . . . . . . . .
. . . 60


                                 ARTICLE X

                                 GUARANTY

    SECTION 10.01.  The Guaranty . . . . . . . . . . . . . . . .
. . . 61
    SECTION 10.02.  Guaranty Unconditional . . . . . . . . . . .
. . . 61
    SECTION 10.03.  Discharge Only Upon Payment In
         Full; Reinstatement In Certain
         Circumstances . . . . . . . . . . . . . . . . . . . . .
. . 62
    SECTION 10.04.  Waiver by the Company. . . . . . . . . . . .
. . . 62
    SECTION 10.05.  Subrogation. . . . . . . . . . . . . . . . .
. . . 62
    SECTION 10.06.  Stay of Acceleration . . . . . . . . . . . .
. . . 63


                                ARTICLE XI

                               MISCELLANEOUS

    SECTION 11.01.  Notices. . . . . . . . . . . . . . . . . . .
. . . 63
    SECTION 11.02.  No Waivers . . . . . . . . . . . . . . . . .
. . . 63
    SECTION 11.03.  Expenses; Indemnification. . . . . . . . . .
. . . 64
    SECTION 11.04.  Sharing of Set-Offs. . . . . . . . . . . . .
. . . 65
    SECTION 11.05.  Amendments and Waivers . . . . . . . . . . .
. . . 65
    SECTION 11.06.  Successors and Assigns . . . . . . . . . . .
. . . 66
    SECTION 11.07.  Collateral . . . . . . . . . . . . . . . . .
. . . 68
    SECTION 11.08.  Governing Law; Submission to
         Jurisdiction. . . . . . . . . . . . . . . . . . . . . .
. . 68
    SECTION 11.09.  Counterparts; Integration;
         Effectiveness . . . . . . . . . . . . . . . . . . . . .
. . 68

  Exhibit A    -  Note

  Exhibit B    -  Money Market Quote Request

  Exhibit C    -  Invitation for Money Market Quotes

  Exhibit D    -  Money Market Quote

  Exhibit E    -  Opinion of Counsel for the Company

  Exhibit F    -  Opinion of Special Counsel for the Agent

  Exhibit G    -  Form of Election to Participate

  Exhibit H    -  Form of Election to Terminate

  Exhibit I    -Opinion of Counsel for the Borrower
                    (Borrowings by Eligible Subsidiaries)

  Exhibit J    -  Subsidiary Guaranty

  Exhibit K  -  Opinion of Counsel for the Subsidiary
               Guarantor

  Exhibit L  -  Definition of "Debt Downgrade" as set forth
               in the Note and Guaranty Agreement dated as of December 7, 1990 among Eaton
               Corporation, as Guarantor, the Eaton
               Corporation Share Purchase and Investment
               Plan Trust, acting by and through Ameritrust
               Company National Association, as Trustee, as
                  Issuer, and the lenders listed on the
               signature pages thereof

  Exhibit M   -    Assignment and Assumption Agreement

                             CREDIT AGREEMENT



         AGREEMENT dated as of January 25, 1994 among EATON
  CORPORATION, an Ohio corporation, the BANKS and CO-AGENTS listed on the signature pages hereof, CHEMICAL BANK, as Managing Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW
  YORK, as Agent;


                           W I T N E S S E T H:


         WHEREAS, the Company has agreed to purchase certain assets and assume certain liabilities of the Distribution and Control Business Unit of Westinghouse
  Electric Corporation; and

         WHEREAS, the Company desires to enter into the revolving credit facility provided herein to finance a portion of the purchase price of such acquisition and for its general corporate purposes;

         NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

         SECTION 1.01.  Definitions.  The following terms,
  as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
  Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in
  Section 2.07(b).

         "Adjusted Consolidated Net Worth" means at any date the sum, without duplication, of (i) the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, (ii) their consolidated liability for postretirement benefits other than pensions and (iii) the aggregate carrying value of any outstanding Qualifying Preferred Stock, all determined as of such date.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "Agent" means Morgan Guaranty Trust Company of New
  York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assessment Rate" has the meaning set forth in
  Section 2.07(b).

         "Assignee" has the meaning set forth in Section
  11.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
  Section 11.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
  (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
  Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means the Company or the relevant
  Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

         "Borrowing" has the meaning set forth in Section
  1.03.

         "CD Base Rate" has the meaning set forth in
  Section 2.07(b).

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section
  2.07(b).

         "CD Reference Banks" means Chemical Bank, Society
  National Bank and Morgan Guaranty Trust Company of New York.

         "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Company" means Eaton Corporation, an Ohio corporation, and its successors.

         "Company's 1992 Form 10-K" means the Company's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "Confidentiality Agreement" means a
  confidentiality agreement entered into by the Company and a Bank, as such Confidentiality Agreement may be amended from time to time.

         "Consolidated Capitalization" means at any date an amount equal to the sum of (i) Consolidated Debt at such date plus (ii) Adjusted Consolidated Net Worth at such date.

         "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
  (iii) all obligations of such Person to pay the deferred purchase price of property which has been acquired prior to such date or services which have been provided prior to such date, except trade accounts payable and accounts for services arising in the ordinary course of business and deferred compensation and other accruals or reserves (including postretirement benefits) relating to the services of employees, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of others of the types referred to in clauses (i) and (ii) of this definition which are secured by a Lien on any asset of such Person, whether or not such Person has assumed such obligations, and
  (vi) all obligations of others of the types referred to in clauses (i) and (ii) of this definition which are Guaranteed by such Person; provided that the term "Debt" shall not include money borrowed against the cash surrender value of life insurance policies.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Admini-strative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.09.

         "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

         "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

         "Eligible Subsidiary" means any Wholly-Owned
  Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income
  Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic
  Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in
  Section 2.07(c).

         "Euro-Dollar Reference Banks" means the principal
  London offices of Chemical Bank and Morgan Guaranty Trust
  Company of New York and the Cayman Islands office of Society
  National Bank.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in
  Section 6.01.

         "Facility Fee Rate" has the meaning set forth in
  Section 2.08(a).

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar
  Loans or Money Market Loans (excluding Money Market LIBOR
  Loans bearing interest at the Base Rate pursuant to Section
  8.01(a)) or any combination of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) assuring in any other manner the obligee of such Debt of the payment thereof or protecting such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) any other obligation described in the foregoing definition if the related Debt does not exceed $1,000,000 in the case of any single obligation excluded pursuant to this clause (b) or $10,000,000 in the aggregate for all obligations excluded pursuant to this clause (b). The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic,
  radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section
  11.03(b).

         "Information Documents" means (i) the Company's
  1992 Form 10-K and (ii) the information memorandum dated October 25, 1993 regarding the Company and the Westinghouse DCBU Acquisition furnished by J.P. Morgan Securities Inc. to the Banks (including the Appendices thereto).

         "Insignificant Subsidiaries" means any one or more
  Subsidiaries which, if considered in the aggregate as a single Subsidiary, would not constitute a "significant subsidiary" as defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities
  Exchange Act of 1934, as amended.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the relevant Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
    Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest
    Period shall end on the next preceding Euro-Dollar
    Business Day;

         (b)  any Interest Period which begins on the last
    Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
    Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
    Date;

  (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the relevant Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a)  any Interest Period (other than an Interest
    Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding
    Euro-Dollar Business Day; and

         (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
    Date;

  (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a)  any Interest Period (other than an Interest
    Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding
    Euro-Dollar Business Day; and

         (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
    Date;

  (4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the relevant Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
    Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest
    Period shall end on the next preceding Euro-Dollar
    Business Day;

         (b)  any Interest Period which begins on the last
    Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
    Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
    Date; and

  (5)  with respect to each Money Market Absolute Rate
  Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
    Day; and

         (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
    Date.

         "Internal Revenue Code" means the Internal Revenue
  Code of 1986, as amended, or any successor statute.

         "Level I Status" exists on any date if, at such date, the Company's outstanding senior unsecured long-term debt securities are rated AA- or an equivalent rating or higher by S&P and Aa3 or an equivalent rating or higher by Moody's.

         "Level II Status" exists on any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated A- or an equivalent rating or higher by S&P and A3 or an equivalent rating or higher by Moody's and (ii) Level I Status does not exist on such date.

         "Level III Status" exists on any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated BBB or an equivalent rating or higher by S&P and Baa2 or an equivalent rating or higher by Moody's and (ii) neither Level I Status nor Level II Status exists on such date.

         "Level IV Status" exists on any date if none of Level I Status, Level II Status or Level III Status exists on such date.

         "LIBOR Auction" means a solicitation of Money
  Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset; provided that the term "Lien" shall not include (i) title defects, easements, encroachments, encumbrances or rights-of-way or (ii) any mortgage, lien, pledge, charge or security interest on or in any assets of a Subsidiary securing only indebtedness owed by such Subsidiary to the Company or to one or more Wholly-Owned Consolidated Subsidiaries. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or
  Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Material" means material in relation to the Company and its Consolidated Subsidiaries, taken as a whole.

         "Material Adverse Effect" means any material adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities, business, operations, prospects, capitalization or stockholders' equity of the Company and its Consolidated Subsidiaries, taken as a whole.

         "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section
  8.01(a)).

         "Money Market Loan" means a Money Market LIBOR
  Loan, a Money Market Absolute Rate Loan or a Money Market
  Refunding Loan.

         "Money Market Margin" has the meaning set forth in
  Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Money Market Refunding Loan" has the meaning set forth in Section 2.03(h).

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed
  Borrowing (as defined in Section 2.02) or a Notice of Money
  Market Borrowing (as defined in Section 2.03(f)).

         "One Year Credit Agreement" means the One Year Credit Agreement dated as of January 25, 1994 among the Company, the Banks and Co-Agents listed therein, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company, as Agent, as such One Year Credit Agreement may be amended from time to time.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section
  11.06(b).

         "PBGC" means the Pension Benefit Guaranty
  Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) for purposes of the imposition of liability under Section 4069 of ERISA, has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
  New York City from time to time as its Prime Rate.

         "Qualifying Preferred Stock" means any preferred stock of the Company, if and to the extent that the terms of such preferred stock do not provide for any redemption, repurchase or other acquisition thereof (except a redemption, repurchase or other acquisition thereof at the option of the Company) prior to the date which is 30 days after the Termination Date.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means (i) a Committed
  Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank to any Borrower or (ii) the borrowing of a Money Market Refunding Loan.

         "Regulation U" means Regulation U of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

         "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

         "S&P" means Standard & Poor's Corporation.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or, if such term is used with reference to any other Person, by such other Person).

         "Subsidiary Guarantors" means one or more Wholly-Owned Consolidated Subsidiaries to which the Company will transfer, or cause to be transferred, the assets acquired in the Westinghouse DCBU Acquisition and certain other assets of the Company and/or its Subsidiaries relating to their Industrial Control and Power Distribution business, and the related marketing and sales operations.

         "Subsidiary Guaranty" means a Subsidiary Guaranty to be entered into by a Subsidiary Guarantor, substantially in the form of Exhibit J hereto, as such Subsidiary Guaranty may be amended from time to time.

         "Substitute Bank" has the meaning set forth in
  Section 8.06.

         "Termination Date" means the date which is five years after the Effective Date, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar
  Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of
  America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Westinghouse" means Westinghouse Electric
  Corporation, a Pennsylvania corporation, and its successors.

         "Westinghouse DCBU Acquisition" means the
  Company's acquisition of certain assets and assumption of certain liabilities of the Distribution and Control Business
  Unit of Westinghouse, substantially as described in the Information Documents.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

         SECTION 1.02.  Accounting Terms and
  Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

         SECTION 1.04.  Basis for Ratings.  The credit
  ratings to be utilized in the determination of a Status are the ratings assigned to unsecured obligations of the Company without third party credit support. Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded.


                                ARTICLE II

                                THE CREDITS

         SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time during the Revolving Credit Period; provided that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this Section
  2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11 prepay, Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01. Notwithstanding the foregoing, no more than ten Fixed Rate Committed Borrowings shall be outstanding at any one time, and any Borrowing that would exceed such limitation shall be made as a Base Rate Borrowing.

         SECTION 2.02.  Notice of Committed Borrowing.
  (a) The relevant Borrower shall give the Agent notice (a "Notice of Committed Borrowing") before 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing,
  (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
    Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (ii)  the aggregate amount of such Borrowing,

       (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar
    Loans, and

        (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
    Period.

         (b)  The provisions of subsection (a) above
  notwithstanding, if a Borrower shall not have given a Notice of Borrowing before 10:00 A.M. (New York City time) on the last day of the Interest Period applicable to an outstanding Committed Borrowing, then, unless such Borrower notifies the Agent before such time that it elects not to borrow on such date, the Agent shall be deemed to have received a Notice of Committed Borrowing specifying (i) that the date of the proposed Borrowing shall be the last day of the Interest Period applicable to such outstanding Borrowing, (ii) that the aggregate amount of the proposed Borrowing shall be the amount of such outstanding Borrowing (reduced to the extent necessary to reflect any reduction of the Commitments on or prior to the date of the proposed Borrowing), and (iii) that the Loans comprising the proposed Borrowing are to be Base Rate Loans.

         SECTION 2.03.  Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received before 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR
    Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

        (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

       (iii)  the duration of the Interest Period
    applicable thereto, subject to the provisions of the definition of Interest Period, and

        (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
    Absolute Rate.

  A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d)  Submission and Contents of Money Market
  Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the relevant Borrower.

         (ii)  Each Money Market Quote shall be in
  substantially the form of Exhibit D hereto and shall in any case specify:

         (A)  the proposed date of Borrowing,

         (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

         (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered
    Rate (the "Money Market Margin") offered for each such
    Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

         (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
    1/10,000 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

         (E)  the identity of the quoting Bank.

  A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest
  Period specified in the related Invitation for Money Market
  Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

         (A)  is not substantially in conformity with
    Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

         (B) contains qualifying, conditional or similar language;

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
    Market Quotes; or

         (D)  arrives after the time set forth in
    subsection (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the relevant Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the relevant Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the relevant Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The relevant Borrower may accept any Money Market Quote in whole or in part; provided that:

         (i)  the aggregate principal amount of each Money
    Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

        (ii)  the principal amount of each Money Market
    Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

       (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
    Absolute Rates, as the case may be, and

        (iv) a Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         (h) Refunding of Money Market Loans. If, on the date of the maturity of any Money Market Loan, the relevant Borrower is able to meet all the conditions set forth in
  Section 3.02 for a Refunding Borrowing, but is unable to meet all the conditions set forth in Section 3.02 for any other Borrowing, such Borrower may, upon three Euro-Dollar Business Days' notice to the Agent and the Bank which made such Money Market Loan, require such Bank to refund such Money Market Loan by making another Money Market Loan (a "Money Market Refunding Loan") to such Borrower on such maturity date in an amount not to exceed the principal amount of the Money Market Loan to be refunded. Such Money Market Refunding Loan shall have an Interest Period of one month (subject to the provisions of the definition of Interest Period) and shall bear interest on the outstanding principal amount thereof, for each day in such Interest Period, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable on the last day of such Interest Period. Any overdue principal of or interest on any Money Market Refunding Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day. At the maturity of any such Money Market Refunding Loan, such Borrower may require such Bank to refund such Money Market Refunding Loan by making another Money Market Refunding Loan subject to the satisfaction of, and in accordance with, the terms and conditions set forth in this subsection (h).

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
  11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower at the Agent's aforesaid address in immediately available funds.

         (c) If any Bank makes a new Loan to a Borrower hereunder on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid by it shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by such Borrower to the Agent as provided in
  Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this
  Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05.  Notes.  (a)  The Loans of each Bank
  to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

         (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c)  Upon receipt of each Bank's Note pursuant to
  Section 3.01(a) or Section 3.03(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to the relevant Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.06.  Maturity of Loans.  Each Loan
  included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07.  Interest Rates.  (a)  Each Base
  Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b)  Each CD Loan shall bear interest on the
  outstanding principal amount thereof, for each day in the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

         "CD Margin" means (i) 0.3375% per annum for any day on which Level I Status exists, (ii) 0.3750% per annum for any day on which Level II Status exists, (iii) 0.4375% per annum for any day on which Level III Status exists and
  (iv) 0.5000% per annum for any day on which Level IV Status exists.

         The "Adjusted CD Rate" applicable to any Interest
  Period means a rate per annum determined pursuant to the following formula:


                  [ CDBR       ]*
         ACDR  =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

         ACDR  =  Adjusted CD Rate
         CDBR  =  CD Base Rate
          DRP  =  Domestic Reserve Percentage
           AR  =  Assessment Rate

    __________
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


         The "CD Base Rate" applicable to any Interest
  Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day in the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means (i) 0.2125% per annum for any day on which Level I Status exists, (ii) 0.2500% per annum for any day on which Level II Status exists,
  (iii) 0.3125% per annum for any day on which Level III Status exists and (iv) 0.3750% per annum for any day on which Level IV Status exists.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the relevant Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08.  Fees.

         (a) Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) on such day and (ii) for each day from and including such Termination Date or other date of termination to but excluding the date the Loans shall be repaid in their entirety, on the aggregate outstanding principal amount of the Loans on such day.

         "Facility Fee Rate" means (i) 0.1000% per annum for any day on which Level I Status exists, (ii) 0.1250% per annum for any day on which Level II Status exists, (iii) 0.1875% per annum for any day on which Level III Status exists and (iv) 0.2500% per annum for any day on which Level IV Status exists.

         (b) Payments. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09.  Optional Termination or Reduction
  of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or
  (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.10. Mandatory Termination or Reduction of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The relevant Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least two Domestic Business Days' notice to the Agent, prepay any CD Borrowing and (iii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing. In connection with any such prepayment of a CD Borrowing or Euro-Dollar Borrowing, the Company shall reimburse the Banks for funding losses as provided in Section 2.13.

         (b)  Except as provided in Section 8.02, no
  Borrower may prepay all or any portion of the principal amount of any Money Market Loan (except a Money Market Loan bearing interest at the Base Rate pursuant to Section
  8.01(a)) prior to the maturity thereof .

         (c)  Upon receipt of a notice of prepayment
  pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

         SECTION 2.12.  General Provisions as to Payments.
  (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If (i) a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), (ii) a Borrower fails to borrow any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.04(a) or (iii) the Company requires a Bank to assign its rights with respect to any CD Loan or Euro-Dollar Loan to a Substitute Bank pursuant to Section 8.06 on any day other than the last day of the Interest Period applicable thereto, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, failure to borrow or required assignment, provided that such Bank shall have delivered to the Company a certificate setting forth the amount of such loss or expense and showing in reasonable detail how such amount was calculated, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15.  Regulation D Compensation.  Each
  Bank may require each Borrower to pay, contemporaneously with each payment of interest on Euro-Dollar Loans made to such Borrower, additional interest on the relevant Euro-Dollar Loan of such Bank to such Borrower at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify such Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank to such Borrower shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify such Borrower, at least five Euro-Dollar Business Days prior to each date on which interest is payable on Euro-Dollar Loans made to such Borrower, of the amount then due to such Bank under this Section. Each Bank confirms that, as of the date hereof, the Euro-Dollar Reserve Percentage is zero.

         SECTION 2.16.  Judgment Currency.  If for the
  purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that, on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency. If the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds the sum of (a) the amount originally due to such Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
  Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

         SECTION 2.17.  Foreign Subsidiary Costs.  (a)  If
  the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in or organized under the laws of, or conducts business in, a jurisdiction outside the United States, such Eligible Subsidiary shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank, claiming compensation under this subsection (a), setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail how such amount or amounts were calculated, shall be conclusive in the absence of manifest error.

         (b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (a) of this Section and will designate a different Applicable Lending Office if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

         SECTION 2.18.  Eligible Subsidiaries.  (a)   The
  Company may from time to time cause any Wholly-Owned Consolidated Subsidiary to become eligible to borrow under Sections 2.01 and 2.03 by delivering to the Agent an Election to Participate with respect to such Subsidiary.
  The eligibility of any such Subsidiary to borrow under said Sections shall terminate when the Agent receives a Notice of Termination with respect to such Subsidiary. Each Election to Participate delivered to the Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Agent shall be duly executed on behalf of the Company, in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of its receipt of any Election to Participate or Election to Terminate.

         (b) If (i) an Eligible Subsidiary at any time ceases to be an Eligible Subsidiary (by reason of an Election to Terminate being delivered to the Agent, by reason of such Subsidiary no longer being a Wholly-Owned Consolidated Subsidiary or otherwise) or (ii) an Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to an Eligible Subsidiary (or an event occurs which would have been such an Event of Default but for the fact that such Eligible Subsidiary is an Insignificant Subsidiary):

         (A) the Banks will have no obligation to make any further Loans to such Subsidiary, and

         (B) the Company will inform each Bank of the relevant event described in clause (i) or (ii) of this subsection (b) within 3 Domestic Business Days after it occurs and, within 30 days after being requested to do so by any Bank, will purchase from such Bank its outstanding Loans to the relevant Subsidiary at a price equal to the unpaid principal amount of such Loans plus interest accrued thereon to the date of such purchase and, if such purchase does not occur on the last day of an Interest Period, an amount sufficient to reimburse such Bank for any funding losses, calculated as provided in Section 2.13 as if such Loans had been prepaid on the date of such purchase.


                                ARTICLE III

                                CONDITIONS

         SECTION 3.01.  Closing.  The closing hereunder
  shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

         (a) a duly executed Note of the Company for the account of each Bank dated on or before the Closing
    Date complying with the provisions of Section 2.05;

         (b)  an opinion of Gerald L. Gherlein, Executive
    Vice President and General Counsel of the Company, substantially in the form of Exhibit E hereto;

         (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto; and

         (d)  all documents the Agent may reasonably
    request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Company's Notes, all in form and substance satisfactory to the Agent.

  The Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02.  Borrowings.  The obligation of any
  Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or prior to June 30, 1994;

         (b) receipt (or deemed receipt) by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

         (c)  the fact that, immediately after such
    Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (d) if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will exceed $100,000,000, the fact that the Westinghouse
    DCBU Acquisition shall have been consummated prior to or substantially concurrently with such Borrowing;

         (e) the fact that, immediately before and after such Borrowing, (i) in the case of a Refunding
    Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other
    Borrowing, no Default shall have occurred and be continuing and no "Event of Default" (as defined in the One Year Credit Agreement) shall have occurred and be continuing; and

         (f) the fact that (i) the representations and warranties of the Company contained in this Agreement shall be true on and as of the date of such Borrowing,
    (ii) if a Subsidiary Guaranty has theretofore been executed and delivered in accordance with Section 5.11, the representations and warranties of the relevant
    Subsidiary Guarantor contained in such Subsidiary
    Guaranty shall be true on and as of the date of such Borrowing and (iii) if the Borrower is an Eligible
    Subsidiary, the representations and warranties of such Eligible Subsidiary contained in this Agreement shall be true on and as of the date of such Borrowing, except that this clause (f) shall not apply to (x) in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c), 4.05, 4.06, 4.07, 4.08 and 4.09 as to any matter which has theretofore been disclosed in writing by the Company to the Banks and (y) the representations and warranties set forth in Sections 4.02(b) and 4.12.

  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d)
  (if applicable), (e) and (f) of this Section.

         SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

         (a)  receipt by the Agent for the account of
    each Bank of a duly executed Note of such Eligible
    Subsidiary, dated on or before the date of such Borrowing, complying with the provisions of
    Section 2.05;

         (b)  receipt by the Agent of one or more
    opinions of counsel for such Eligible Subsidiary acceptable to the Agent, which taken together cover the matters set forth in Exhibit I hereto;
    and

         (c)  receipt by the Agent of all documents
    which it may reasonably request relating to (i) the existence of such Eligible Subsidiary, (ii) the corporate or partnership authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary and (iii) the corporate authorization by the board of directors of the Company of the guaranty set forth in
    Article X hereof with respect to such Eligible
    Subsidiary, in each case in form and substance satisfactory to the Agent.

  Each opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                              OF THE COMPANY

         The Company represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, and has all corporate powers and all Material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02.  Corporate and Governmental
  Authorization; No Contravention. (a) The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the amended articles of incorporation or amended regulations of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         (b) The consummation of the Westinghouse DCBU Acquisition will not contravene, or constitute a default under, any provision of applicable law or regulation or of the amended articles of incorporation or amended regulations of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or, to the best of the Company's knowledge, Westinghouse or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and the Company's Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms, except as may be limited by
  (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the nine months then ended, set forth in the Company's quarterly report for the fiscal quarter ended September 30, 1993 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section (except that certain operations previously reported as discontinued are now included in continuing operations), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

         (c) Since September 30, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole (a "Material Adverse Change"). The parties hereto agree that the changes reflected or to be reflected in the Company's financial statements as of the date and as of a result of the Westinghouse DCBU Acquisition, to the extent disclosed to the Banks in the Information Documents, do not in themselves constitute a Material Adverse Change and will not be taken into account in determining whether any Material Adverse Change has occurred.

         SECTION 4.05.  Litigation.  There is no action,
  suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or an adverse effect on the rights or remedies of the Agent or the Banks under this Agreement or the Notes or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06.  Compliance with ERISA.  Each member
  of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that non-fulfillment or non-compliance could not reasonably be expected to result in a Material Adverse Effect. The members of the ERISA Group have not (i) sought a waiver of the minimum funding standard under
  Section 412 of the Internal Revenue Code in respect of any Plan, except for waivers of amounts not exceeding $25,000,000 in the aggregate, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code to secure a liability in excess of $25,000,000 or (iii) incurred any liability in excess of $25,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. The Company regularly reviews those contingencies known to it with respect to which there is a reasonable possibility that Environmental Laws may have a foreseeable adverse effect on the business, operations and properties of the Company and its Subsidiaries. In the course of such reviews it identifies and evaluates associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, related constraints on operating activities, including the periodic or permanent shutdown of a facility or reduction in the level of or change in the nature of operations conducted thereat, costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and actual or potential liabilities to third parties, including employees, and related costs and expenses). On the basis of such reviews, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.08.  Taxes.  United States Federal
  income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1987. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except any such assessment that is being contested by the Company or any Subsidiary in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4.09. Subsidiaries. All of the Company's Subsidiaries (except Insignificant Subsidiaries) are corporations duly incorporated or partnerships duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and have all corporate or partnership powers and all Material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted.

         SECTION 4.10.  Not an Investment Company.  The
  Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11.  Full Disclosure.  The information
  set forth in the Information Documents was true and accurate in all Material respects on the date as of which such information was stated or certified, except that the Company makes no representation whatsoever (express or implied) with respect to (a) any statements, estimates or projections with respect to the future performance of the Company and its Subsidiaries or (b) any historical financial information concerning Westinghouse Electric Corporation and its Distribution and Control Business Unit except as it pertains to 1992. All information hereafter furnished by the Company at any meeting to which all the Banks are invited or hereafter furnished in writing by the Company to the Agent or any Bank pursuant to or in connection with this Agreement will be true and accurate (in all respects that are material in relation to any Bank's decision to take or refrain from taking any action requested by the Company or to exercise or refrain from exercising any remedy under Article VI hereof) on the date as of which such information is stated or certified, subject to the exception set forth in the preceding sentence. The Company has disclosed to the Banks in writing any and all facts which have a Material Adverse Effect (or with respect to which, in the Company's good faith opinion, a reasonable possibility exists that they may have a Material Adverse Effect).

         SECTION 4.12.  Liens.  On the date of this
  Agreement, the aggregate principal amount of Debt outstanding which is secured by Liens on assets of the Company or any Subsidiary does not exceed $50,000,000.


                                 ARTICLE V

                                 COVENANTS

         The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Company will
  deliver to each of the Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and the related condensed statement of cash flows for such portion of the Company's fiscal year, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding periods in the Company's previous fiscal year, all certified by the chief financial officer or the chief accounting officer of the Company (subject to normal year-end adjustments) as to fairness of presentation and consistency with the most recent audited financial statements referred to in Section
    4.04(a) or 5.01(a), except for changes in accounting principles disclosed in such officer's certificate and approved by the firm of independent public accountants which reported on such audited financial statements;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and
    (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company
    (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) within ten Domestic Business Days after any financial officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K
    (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

         (g)  if and when any member of the ERISA Group
    (i) gives or is required to give, with respect to any Plan which has Unfunded Liabilities, notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any such Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title
    IV of ERISA of an intent to terminate, impose liability
    (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
    (v) gives notice of intent to terminate any Plan under
    Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of any withdrawal from any Plan pursuant to
    Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit
    Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security to secure a liability, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided that the copies referred to in this subsection (g) shall be required to be delivered as a result of any event specified in clauses
    (i) through (vii) of this subsection (g) only if such event, together with all other such events within the previous twelve months, represents actual or potential liabilities of one or more members of the ERISA Group in an aggregate amount in excess of $10,000,000 and/or relates to a Plan or Plans having aggregate Unfunded
    Liabilities in excess of $10,000,000 (for which purpose each event specified in clauses (ii), (vi) and (vii) shall be deemed to represent an actual liability of a member of the ERISA Group in the amount set forth in the relevant notice);

         (h) promptly upon the chief financial officer, chief accounting officer or treasurer of the Company obtaining knowledge thereof, notice of any change in any rating by S&P or Moody's of any outstanding senior unsecured long-term debt of the Company or any public announcement by S&P or Moody's that such a rating is under review for possible downgrade; and

         (i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

  In addition, if any Bank requests financial statements of the Eligible Subsidiaries and states that it is required to obtain such financial statements by a law, rule or regulation applicable to it, or an interpretation thereof by a governmental authority, central bank or comparable agency charged with the administration thereof, or a request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, then, within 30 days after receiving such request or, if later, within 120 days after the end of the relevant fiscal year of the Company, the Company will deliver to such Bank financial statements of each Eligible Subsidiary, including a balance sheet and the related statements of income, shareholders' equity (if such a statement exists) and cash flows for such fiscal year, certified by a financial officer of the Company to be the financial statements of such Eligible Subsidiary used by the Company as working papers in preparing the financial statements delivered pursuant to Section 5.01(a).

         SECTION 5.02.  Payment of Obligations.  The
  Company will pay and discharge, and will cause its Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to pay and discharge them would not have a Material Adverse Effect. The Company and its Subsidiaries will maintain, on a consolidated basis, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03.  Maintenance of Property; Insurance.
  (a) The Company will, and will cause its Subsidiaries to, keep all property useful and necessary in their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

         (b) The Company and its Subsidiaries (except Insignificant Subsidiaries) will maintain (either in the name of the Company or in such Subsidiaries' own names), with financially sound and responsible insurance companies (which may include so-called captive insurance companies), insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.04.  Conduct of Business and Maintenance
  of Existence. The Company will continue, and will cause its Subsidiaries (except Insignificant Subsidiaries) to continue, to engage in the vehicle components and electrical and electronics controls businesses, and will preserve, renew and keep in full force and effect, and will cause its Subsidiaries (except Insignificant Subsidiaries) to preserve, renew and keep in full force and effect their respective corporate or partnership existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing,
  (ii) the termination of the corporate or partnership existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks, (iii) any sale, lease or transfer of assets or any sale of the stock of a Subsidiary which is otherwise permitted by Section 5.09 or (iv) the Company or any Subsidiary from entering into businesses in addition to those of the general type now conducted by the Company and its Subsidiaries.

         SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where it is not probable that the failure to comply therewith will result in a reduction of more than 25% of the Company's Adjusted Consolidated Net Worth, as shown in its most recent financial statements furnished in accordance with Section 5.01(a) or 5.01(b).

         SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, books of record and account in which entries shall be made of dealings and transactions in relation to its business and activities, all to the extent required to permit its consolidated financial statements to be audited and reported on without qualification in accordance with generally accepted accounting principles and practices. The Company will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit any of their respective properties (such representatives to be accompanied by an officer of the Company or his designee) and to discuss their respective affairs, finances and accounts with officers of the Company or their designees, all at such reasonable times and as often as may reasonably be desired. During any period in which (i) Level III Status or Level IV Status exists or (ii) a Default exists, the Company will permit, and will cause each Subsidiary to permit, representatives of any Bank, at such Bank's expense (except as provided in Section 11.03(a)(ii)), to inspect any of their respective properties, to examine and make abstracts from any of their respective books and records (except to the extent covered by attorney-client or other privilege) and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided that, at the Company's request, an officer of the Company or his designee may be present at any such discussion with independent public accountants. Any information so obtained by any Bank shall be kept confidential in accordance with its Confidentiality Agreement.

         SECTION 5.07.  Leverage Ratio.  The ratio of
  Consolidated Debt to Consolidated Capitalization shall not exceed (i) 0.60:1 on any day prior to April 1, 1995 or (ii) 0.50:1 on April 1, 1995 or any day thereafter; provided that the foregoing permitted ratio shall be reduced prior to April 1, 1995 to (x) 0.55:1 if and when Adjusted Consolidated Net Worth shall be increased, on a cumulative basis after September 30, 1993, by more than $150,000,000 as a result of the issuance or sale of equity by the Company and (y) 0.50:1 if and when Adjusted Consolidated Net Worth shall be increased, on a cumulative basis after September 30, 1993, by more than $300,000,000 as a result of the issuance or sale of equity by the Company.

         SECTION 5.08. Negative Pledge. After the date of this Agreement, the Company will not, and will not permit any Subsidiary to, create, assume or suffer to be created any Lien on any asset now owned or hereafter acquired by it, except:

         (a)  any Lien existing on any asset of any
    corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

         (d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

         (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (f) Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not secure any single obligation (or any group of related obligations) in an amount exceeding $100,000,000; and

         (g)  Liens not otherwise permitted by the
    foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Adjusted Consolidated Net Worth.

         SECTION 5.09.  Consolidations, Mergers and Sales
  of Assets. The Company will not (i) consolidate with or merge into any other Person or (ii) sell, lease or otherwise transfer or permit any of its Subsidiaries to sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that nothing in this Section 5.09 shall prohibit the Company from consolidating with or merging into another Person if:

         (i)  immediately after such consolidation or
    merger substantially all the shares of stock of the surviving company are owned by the former stockholders of the Company;

         (ii)  immediately after such consolidation or
    merger the corporation into which the Company shall have been consolidated or merged shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Agreement to be kept or performed by the Company;

         (iii) the corporation into which the Company shall have been consolidated or merged shall be a corporation organized under the laws of the United States of America or any State thereof;

         (iv)  the due and punctual payment of the
    principal of (and premium, if any) and interest on all of the Loans according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Company, shall be expressly assumed, pursuant to documentation in form and substance satisfactory to the Agent, and executed and delivered by the corporation into which the Company shall have been consolidated or merged;

         (v)  immediately after such consolidation or
    merger the chief financial officer or chief accounting officer of the Company shall deliver to the Agent a certificate stating that as of the time immediately after the effective date of such consolidation or merger the covenants of the Company contained in this
    Section 5.09 have been complied with and the successor corporation is not in Default under the provisions of this Agreement; and

         (vi) immediately after such merger the Company shall have delivered to the Agent an opinion of counsel reasonably satisfactory to the Agent to the effect that the conditions set forth in this Section 5.09 have been met.

         SECTION 5.10.  Use of Proceeds.  The proceeds of
  the Loans made under this Agreement will be used by the Borrowers for their general corporate or partnership purposes and the financing of acquisitions. None of such proceeds will be used in violation of any applicable law or regulation.

         SECTION 5.11.  Subsidiary Guaranty.  The Company
  has advised the Banks that the assets acquired in the Westinghouse DCBU Acquisition, certain other assets of the Company and/or its Subsidiaries relating to their Industrial Control and Power Distribution business and the related marketing and sales operations will be transferred to the Subsidiary Guarantors. Substantially concurrently with transferring or causing such assets to be transferred to the Subsidiary Guarantors, the Company will cause each Subsidiary Guarantor to (i) in consideration of such transfer of assets to it, execute a Subsidiary Guaranty and deliver it to the Agent, (ii) execute a contribution agreement among the Subsidiary Guarantors in form and substance reasonably satisfactory to the Agent and (iii) deliver to the Agent an opinion of counsel for such Subsidiary Guarantor, substantially in the form of Exhibit K hereto.


                                ARTICLE VI

                                 DEFAULTS

         SECTION 6.01.  Events of Default.  If one or more
  of the following events ("Events of Default") shall have occurred and be continuing:

         (a) any principal of any Loan shall not be paid when due or any interest on any Loan, any fees or any other amount payable hereunder shall not be paid within five Domestic Business Days after the due date thereof;

         (b) the Company shall fail (i) to observe or perform any covenant contained in Section 5.07 or 5.08 for 30 days after a financial officer of the Company shall become aware of such failure or (ii) to observe or perform any covenant contained in Section 5.09, 5.10 or 5.11;

         (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement
    (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or by a Subsidiary Guarantor in its Subsidiary Guaranty or by any Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or by a Subsidiary Guarantor in any certificate or other document delivered pursuant to its Subsidiary
    Guaranty shall prove to have been incorrect (in any respect that is material in relation to any Bank's decision to take or refrain from taking any action requested by the Company or to exercise or refrain from exercising any remedy under this Article VI) when made or deemed made;

         (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt or (ii) any applicable grace period having expired, permits the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided that this clause (f) shall not apply to (x) any voluntary call or voluntary prepayment of any Debt by the Company or the relevant
    Subsidiary, (y) the right of the holders of the Company's 8% Debentures due August 15, 2006 to request, during the period from June 15, 1996 to July 15, 1996, inclusive, repayment of such debentures, in accordance with the terms of such debentures, or the exercise of such right by any such holder or (z) the right of the holders of notes issued by the Eaton Corporation Share
    Purchase and Investment Plan Trust and guaranteed by the Company to require the Company to purchase such notes upon the occurrence of a "Debt Downgrade", as defined in Exhibit L, or the exercise of such right by any such holder;

         (g)  one or more of the Company and its
    Subsidiaries (except Insignificant Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against one or more of the Company and its Subsidiaries (except Insignificant Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against one or more of the Company and its Subsidiaries (except
    Insignificant Subsidiaries) under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due (after taking into account any approved and granted payment date extensions) an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Section 4041(c) of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material
    Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA
    Group to incur a current payment obligation in excess of $50,000,000;

         (j) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange
    Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
    Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

  then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 6.02.  Notice of Default.  The Agent shall
  give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                ARTICLE VII

                                 THE AGENT

         SECTION 7.01.  Appointment and Authorization.
  Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02.  Agent and Affiliates.  Morgan
  Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

         SECTION 7.03.  Action by Agent.  The obligations
  of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
  Article VI.

         SECTION 7.04.  Consultation with Experts.  The
  Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05.  Liability of Agent.  Neither the
  Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
  (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement (except with respect to the Agent in its capacity as such), the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07.  Credit Decision.  Each Bank
  acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08.  Successor Agent.  The Agent may
  resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right, after consultation with the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09.  Agent's Fee.  The Company shall pay
  to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

         SECTION 8.01.  Basis for Determining Interest Rate
  Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02.  Illegality.  If, on or after the
  date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the relevant Borrower, whereupon until such Bank notifies the relevant Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of the relevant Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to the relevant Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03.  Increased Cost and Reduced Return.
  (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
  (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan, any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan to any Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04.  Taxes.  (a)  Any and all payments
  by any Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any of its Notes or, in the case of the Company, from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

         (c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes demand therefor, setting forth a complete explanation and calculation thereof. If any such indemnification is made, such Bank will, at the Company's reasonable request and expense, contest such Taxes and Other Taxes in good faith; provided that such Bank shall not be required to continue any such contest if in the opinion of its counsel there is both (i) a reasonable doubt that such contest will be successful and (ii) a reasonable possibility that the continuation thereof will adversely affect the resolution of other tax issues affecting such Bank. If any such contest is successful, such Bank will remit to the relevant Borrower the amount recovered (but not more than the amount of the indemnification paid by such Borrower).

         (d)  Each Bank organized under the laws of a
  jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by any Borrower (but only so long as such Bank remains lawfully able to do so), shall provide such Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. For any period with respect to which a Bank has failed to provide Borrower with the appropriate form pursuant to this Section 8.04(d), withholding tax will be considered excluded from "Taxes" as defined in Section 8.04(a). If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide the Company or a requesting Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
  Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 from any Borrower with respect to its CD Loans or Euro-Dollar Loans and such Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans of such Bank to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b)  after each of its CD Loans or Euro-Dollar
    Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks ("Substitute Banks") (which may be one or more of the Banks) to purchase the Committed Loans and assume the Commitment of such Bank (the "Exiting Bank"). The Exiting Bank shall, upon reasonable notice and payment to it of the purchase price agreed between it and the Substitute Bank or Banks (or, failing such agreement, a purchase price equal to the outstanding principal amount of its Committed Loans and interest accrued thereon to but excluding the date of payment), assign all of its rights and obligations under this Agreement and the Notes (including its Commitment but excluding its Money Market Loans, if any, unless it otherwise agrees) to the Substitute Bank or Banks, and the Substitute Bank or Banks shall assume such rights and obligations, in accordance with Section 11.06(c) hereof. In connection with any such sale, the relevant Borrowers shall compensate the Exiting Bank for any funding losses as provided in Section 2.13 and the Company shall pay to the Exiting Bank its facility fee accrued to but excluding the date of such sale.


                                ARTICLE IX

                      REPRESENTATIONS AND WARRANTIES
                         OF ELIGIBLE SUBSIDIARIES

         Each Eligible Subsidiary shall, by signing and delivering its Election to Participate, represent and warrant as of the date thereof that:

         SECTION 9.01.  Corporate or Partnership Existence
  and Power. It is a corporation duly incorporated or a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is, and at the time of each borrowing by it hereunder will be, a Wholly-Owned Consolidated Subsidiary of the Company.

         SECTION 9.02.  Corporate or Partnership and
  Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of its obligations under this Agreement and its Notes, are within its corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or partnership agreement or by-laws, if any, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

         SECTION 9.04. Taxes. Except as disclosed in its Election to Participate, there are no Taxes or Other Taxes imposed by any country, or any taxing authority thereof or therein, in the nature of withholding or otherwise, which are imposed on any payment to be made by such Eligible Subsidiary pursuant to this Agreement or its Notes, or are imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.


                                 ARTICLE X

                                 GUARANTY

         SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 10.02.  Guaranty Unconditional.  The
  obligations of the Company under this Article X shall be
  unconditional and absolute and, without limiting the
  generality of the foregoing, shall not be released,
  discharged or otherwise affected by:

         (i)  any extension, renewal, settlement,
    compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

        (ii)  any modification or amendment of or
    supplement to this Agreement or any Note;

       (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

        (iv) any change in the corporate or partnership existence, structure or ownership of any Eligible
    Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible
    Subsidiary contained in this Agreement or any Note;

         (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

       (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of the Company's obligations hereunder.

         SECTION 10.03.  Discharge Only Upon Payment In
  Full; Reinstatement In Certain Circumstances. The Company's obligations under this Article X shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes of each Eligible Subsidiary and all other amounts payable by each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note of any Eligible Subsidiary or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Eligible Subsidiary or otherwise, the Company's obligations under this Article X with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 10.04.  Waiver by the Company.  The
  Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

         SECTION 10.05.  Subrogation.  The Company
  irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment pursuant to this Article X, to be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of an Eligible Subsidiary in respect thereof.

         SECTION 10.06.  Stay of Acceleration.  If
  acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon the insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                ARTICLE XI

                               MISCELLANEOUS

         SECTION 11.01.  Notices.  All notices, requests
  and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
  (w) in the case of the Company or the Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof, (x) in the case of any Eligible Subsidiary, at its address or telex or facsimile transmission number set forth in its Election to Participate, (y) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or
  (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 11.02.  No Waivers.  No failure or delay
  by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03.  Expenses; Indemnification.
  (a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrowers agree jointly and severally to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for (i) such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) any breach by such Indemnitee of a contract between such Indemnitee and a third party,
  (iii) any misrepresentation by such Indemnitee to a third party, except to the extent that such misrepresentation is based on information supplied by the Company or any of its Subsidiaries, (iv) any claim by any Bank against the Agent or another Bank, or any claim by the Agent against any Bank, except to the extent that such claim is based on actions taken or not taken in reliance on information supplied or actions taken by the Company or any of its Subsidiaries or
  (v) any settlement of any investigative, administrative or judicial proceeding entered into without the consent of the Company, which consent will not be unreasonably withheld.
  At its own expense, each Borrower shall have the right to participate in (but not control) the defense of any action with respect to which it may have an indemnity obligation hereunder.

         SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note of any Borrower held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note of such Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of such Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of such Borrower held by the Banks (including any payments by Subsidiary Guarantors) shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness or other obligations of the relevant Borrower or Subsidiary Guarantor other than its indebtedness under the Notes or its guaranty of such indebtedness. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note of such Borrower, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 11.05.  Amendments and Waivers.  Any
  provision of this Agreement, the Notes or any Subsidiary Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company (or the relevant Subsidiary Guarantor, in the case of a Subsidiary Guaranty) and by the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
  (v) release the Company from any of its obligations as guarantor under Section 10.01 or (vi) release any Subsidiary Guarantor from any of its obligations as guarantor under
  Section 2 of its Subsidiary Guaranty; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

         SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, and (ii) no Bank may assign or transfer any of its rights under this Agreement except in accordance with the terms of this Section.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section
  11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
  Section 2.15 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and each such Assignee shall assume such rights and obligations (or a proportionate part thereof), pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit M hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (such consent by the Agent not to be unreasonably withheld); provided that (i) the amount assigned to each Assignee which was not theretofore a Bank shall be at least $10,000,000, (ii) if an Assignee is an affiliate of such transferor Bank having a rating of BBB+ or higher, or Baa1 or higher, by any two of S&P, Moody's and Duff and Phelps Credit Rating Company, no such consent shall be required and (iii) any such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by the Assignee to such transferor Bank of the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 11.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 11.08.  Governing Law; Submission to
  Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 11.09.  Counterparts; Integration;
  Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Confidentiality Agreements constitute the entire agreement and understanding among the parties hereto and supersede any and all other prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        EATON CORPORATION



                        By /s/ J. M. Carmont
                           Title: Vice President and
                                  Treasurer



                        And by /s/ S. R. Hardis
                           Title: Vice Chairman and
                                  Chief Financial and
                                  Administrative Officer

                        Eaton Center
                        Cleveland, Ohio 44114-2584
                        Telex number: 687-3223
                        Facsimile transmission
                          number: 216-523-4787

  $37,500,000             MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK





                          By /s/ Timothy S. Broadbent
                             Title: Vice President




  $37,500,000             J.P. MORGAN DELAWARE





                          By /s/ David J. Morris
                             Title: Vice President





  $65,000,000             CHEMICAL BANK




                          By /s/ Rosemary Bradley
                             Title: Vice President

                        Co-Agents



  $55,000,000             BANKERS TRUST COMPANY,
                             as Bank and Co-Agent




                          By /s/ Edward G. Benedict
                             Title: Vice President





  $55,000,000             CREDIT SUISSE,
                             as Bank and Co-Agent




                          By /s/ Christopher J. Eldin
                             Title: Member of Senior
                                    Management


                          By /s/ William R. Ziglar
                             Title: Associate





  $55,000,000             THE FIRST NATIONAL BANK OF
                             CHICAGO, as Bank and Co-Agent




                          By /s/ Marguerite C. Canestraro
                             Title: Vice President

                        Co-Agents



  $55,000,000             NATIONSBANK OF NORTH
                             CAROLINA, N.A.,
                             as Bank and Co-Agent




                          By /s/ Jay Johnston
                             Title: Vice President





  $55,000,000            SOCIETY NATIONAL BANK,
                            as Bank and Co-Agent




                         By /s/ Helen W. France
                            Title: Vice President

$35,000,000             DEUTSCHE BANK AG NEW YORK AND/OR
                            CAYMAN ISLANDS BRANCHES


                          By /s/ Jeffrey N. Wieser
                             Title: Director


                          By /s/ Gregory M. Hill
                             Title: Vice President


  $35,000,000             NATIONAL CITY BANK


                          By /s/ Robert C. Rowe
                             Title: Account Officer


  $35,000,000             TRUST COMPANY BANK


                          By /s/ Ruth E. Whitner
                             Title: Banking Officer


                          By /s/ Deborah S. Armstrong
                             Title: Group Vice President


  $35,000,000             WESTDEUTSCHE LANDESBANK
                            GIROZENTRALE, NEW YORK AND
                            CAYMAN ISLANDS BRANCHES


                          By /s/ Stephen W. Frey
                             Title: Vice President


                          By /s/ Karen E. Hoplock
                             Title: Associate


  _________________

  Total Commitments

  $555,000,000
    =================

                        AGENTS

                          MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK, as Agent



                          By /s/ Timothy S. Broadbent
                             Title: Vice President

                          60 Wall Street
                          New York, New York  10260-0060
                          Attention: Timothy S. Broadbent
                          Telex number: 177615
                          Facsimile transmission
                            number: 212-648-5336


                          CHEMICAL BANK,
                            as Managing Agent



                          By /s/ Rosemary Bradley
                             Title: Vice President

                          270 Park Avenue
                          New York, New York  10017
                          Attention: Rosemary Bradley
                          Facsimile transmission
                             number: 212-972-9854

                                          EXHIBIT A


         THE TRANSFER OR ASSIGNMENT OF THIS NOTE IS SUBJECT
         TO THE RESTRICTIONS CONTAINED IN THE CREDIT
         AGREEMENT REFERRED TO BELOW, INCLUDING (WITH
         CERTAIN EXCEPTIONS) THE PRIOR CONSENT OF EATON
         CORPORATION.


                                   NOTE




                                  New York, New York

, 199




         For value received, [name of Borrower], a [jurisdiction of incorporation or organization] [corporation] [partnership] (the "Borrower"), promises to pay to the order of
  (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made to the Borrower by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Five Year Credit Agreement dated as of January 25, 1994 among Eaton Corporation, the banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         The payment in full of the principal of and interest on this note [(i) has been unconditionally guaranteed by Eaton Corporation, pursuant to the provisions of the Credit Agreement, and (ii)] has been or is to be unconditionally guaranteed by one or more Subsidiaries of Eaton Corporation.

                             [NAME OF BORROWER]



                             By________________________
                                Title:

                      LOANS AND PAYMENTS OF PRINCIPAL



_________________________________________________________________
_

                                   Amount of
            Amount of    Type of   Principal    Maturity
Notation
   Date        Loan       Loan      Repaid        Date     Made
By
_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

_________________________________________________________________
_

                                          EXHIBIT B



                    Form of Money Market Quote Request




                                      [Date]




  To:         Morgan Guaranty Trust Company of New York
           (the "Agent")

  From:  [Name of Borrower]

  Re:         Five Year Credit Agreement (the "Credit
              Agreement") dated as of January 25, 1994 among Eaton Corporation, the Banks and Co-
              Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and the
              Agent


         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


  Date of Borrowing:  __________________

  Principal Amount              Interest Period

  $


         Such Money Market Quotes should offer a Money
  Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                             [NAME OF BORROWER]



                             By________________________
                                Title:


                                            EXHIBIT C


                Form of Invitation for Money Market Quotes




  To:         [Name of Bank]

  Re: Invitation for Money Market Quotes to [Name of Borrower] (the "Borrower")


         Pursuant to Section 2.03 of the Five Year Credit Agreement dated as of January 25, 1994 (the "Credit Agreement") among Eaton Corporation, the Banks and Co-Agents parties thereto, Chemical Bank, as Managing Agent, and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


  Date of Borrowing:  __________________

  Principal Amount              Interest Period


  $


         Such Money Market Quotes should offer a Money
  Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Any Bank making a Money Market Loan may be required to refund such Loan under certain circumstances, as provided in Section 2.03(h) of the Credit Agreement.

         Please respond to this invitation by no later than [2:00 P.M.] [9:15 A.M.] (New York City time) on [date].


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By______________________
                                  Authorized Officer

                                          EXHIBIT D



                        Form of Money Market Quote



  To:         Morgan Guaranty Trust Company of New York,
           as Agent

  Re:         Money Market Quote to [Name of Borrower]
              (the "Borrower")


         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

  1.     Quoting Bank:  ________________________________

  2.     Person to contact at Quoting Bank:

    _____________________________

  3.     Date of Borrowing: ____________________*

  4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
         Periods and at the following rates:

  Principal    Interest   Money Market
   Amount**    Period***      [Margin****] [Absolute Rate*****]

  $

  $


    [Provided, that the aggregate principal amount of Money
    Market Loans for which the above offers may be accepted shall not exceed $____________.]**

  __________

  * As specified in the related Invitation.
  ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

           (notes continued on following page)
         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five Year Credit Agreement dated as of January 25, 1994 among Eaton Corporation, the Banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                             Very truly yours,

                             [NAME OF BANK]


  Dated:_______________     By:__________________________
                                Authorized Officer
  __________

  *** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
  **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
  ***** Specify rate of interest per annum (to the nearest
  1/10,000 of 1%).
                                            EXHIBIT E



                                OPINION OF
                          COUNSEL FOR THE COMPANY







  To the Banks, the Co-Agents,
    the Managing Agent and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

         I am the Executive Vice President and General
  Counsel of Eaton Corporation (the "Company") and have acted as such in connection with the Five Year Credit Agreement (the "Credit Agreement") dated as of January 25, 1994 among the Company, the banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(b) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1.  The Company is a corporation duly
  incorporated, validly existing and in good standing under the laws of Ohio, and has all corporate powers and all Material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the amended articles of incorporation or amended regulations of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and
  (ii) general principles of equity.

         4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or an adverse effect on the rights or remedies of the Agent or the Banks under this Agreement or the Notes or which in any manner draws into question the validity of the Credit Agreement or the Notes.

                             Very truly yours,

                                               EXHIBIT F




                                OPINION OF
                  DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENT







  To the Banks, the Co-Agents,
    the Managing Agent and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

         We have participated in the preparation of the Five Year Credit Agreement dated as of January 25, 1994 (the "Credit Agreement") among Eaton Corporation, an Ohio corporation (the "Company"), the banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and
  (ii) general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Ohio, we have relied, without independent investigation, upon the opinion of Gerald L. Gherlein, Executive Vice President and General Counsel of the Company, a copy of which has been delivered to you. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                               Very truly yours,

EXHIBIT G




                      FORM OF ELECTION TO PARTICIPATE



                                      __________, 19__


  MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK, as Agent
      for the Banks under the Five Year Credit
      Agreement dated as of January 25, 1994 (as amended from time to time, the "Credit
      Agreement") among Eaton Corporation, such
      Banks, the Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing
      Agent, and such Agent

  Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Eligible Subsidiary], a [corporation][partnership] organized under the laws of [jurisdiction of incorporation or organization], elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered to the Agent on behalf of the undersigned in accordance with the Credit Agreement.

         The undersigned confirms that the representations and warranties set forth in Articles IV and IX of the Credit Agreement are true and correct as to the undersigned as of the date hereof. The undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 11.03(b) and 11.08 thereof, as if the undersigned were a signatory party thereto.

           [Tax disclosure pursuant to Section 9.04]

         The address to which all notices to the
  undersigned under the Credit Agreement should be directed
  is:              .  This instrument shall be construed in
  accordance with and governed by the laws of the State of New
  York.

                             Very truly yours,

                             [NAME OF ELIGIBLE SUBSIDIARY]



                             By____________________________
                                  Title:


         The undersigned confirms that [name of Eligible
  Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                             EATON CORPORATION



                             By____________________________
                                  Title:




         Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Agent



                             By____________________________
                                  Title:

EXHIBIT H


                       FORM OF ELECTION TO TERMINATE


                                                    __________,
19__

  MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK, as Agent
      for the Banks under the Five Year Credit
      Agreement dated as of January 25, 1994 (as amended from time to time, the "Credit
      Agreement") among Eaton Corporation, such
      Banks, the Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing
      Agent, and such Agent

  Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

         The undersigned, Eaton Corporation, an Ohio corporation, elects to terminate the status of [name of Eligible Subsidiary], a [corporation][partnership] organized under the laws of [jurisdiction of incorporation or organization] (the "Designated Subsidiary"), as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Notes of the Designated Subsidiary and all other amounts payable by such Designated Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement or under any of its Notes heretofore incurred.

         This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                             Very truly yours,

                             EATON CORPORATION


                             By__________________________
                               Title:

         Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Agent



                             By__________________________
                               Title:

EXHIBIT I




                    OPINION OF COUNSEL FOR THE BORROWER
                   (BORROWINGS BY ELIGIBLE SUBSIDIARIES)



                                       [Dated as provided in
                                         Section 3.03 of the
                                         Credit Agreement]


  To the Banks, the Co-Agents,
    the Managing Agent and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

         I am counsel to [name of Eligible Subsidiary], a [corporation] [partnership] organized under the laws of [jurisdiction of incorporation or organization] (the "Borrower"), and give this opinion pursuant to Section 3.03(b) of the Five Year Credit Agreement dated as of January 25, 1994 (the "Credit Agreement") among Eaton Corporation (the "Company"), the banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate [and partnership] records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1.  The Borrower is a [corporation duly
  incorporated] [partnership duly organized], validly existing and in good standing under the laws of [jurisdiction of incorporation or organization], and is a Wholly-Owned
  Consolidated Subsidiary of the Company.

         2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of its obligations under the Credit Agreement and its Notes are within the Borrower's [corporate] [partnership] powers, have been duly authorized by all necessary [corporate] [partnership] action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [certificate of incorporation] [partnership agreement] [or by-laws] of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and
  (ii) general principles of equity.

         4. Except as disclosed in the Borrower's Election to Participate, there are no Taxes or Other Taxes imposed by [jurisdiction of incorporation or organization and, if different, principal place of business], or any taxing authority thereof or therein, in the nature of withholding or otherwise, which are imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or are imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.

                        Very truly yours,

EXHIBIT J


                            SUBSIDIARY GUARANTY

         SUBSIDIARY GUARANTY dated as of           , 19
  made by [SUBSIDIARY GUARANTOR], a [jurisdiction of incorporation/organization] [corporation/[limited] [general] partnership] (with its successors, the "Subsidiary
  Guarantor"), to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (with its successors in such capacity, the "Agent").


                           W I T N E S S E T H:

         WHEREAS, this Subsidiary Guaranty relates to the Five Year Credit Agreement dated as of January 25, 1994 among EATON CORPORATION (the "Company"), the Banks party thereto (the "Banks"), the Co-Agents party thereto, CHEMICAL BANK, as Managing Agent, and the Agent (the "Credit Agreement"), which provides, subject to the terms and conditions thereof, for loans to the Company and to its Eligible Subsidiaries by the Banks in the aggregate principal amount of up to $555,000,000;

         WHEREAS, in order to induce the Banks, the Co-Agents, the Managing Agent and the Agent to enter into the Credit Agreement, the Company agreed that, substantially concurrently with transferring, or causing to be transferred, to the Subsidiary Guarantor and/or to one or more other Wholly-Owned Consolidated Subsidiaries the assets expected to be acquired in the Westinghouse DCBU Acquisition and certain other assets of the Company and/or its Subsidiaries relating to their Industrial Control and Power Distribution business, and the related marketing and sales operations (collectively, the "Asset Transfer"), it would cause the Subsidiary Guarantor, in consideration of such transfer of assets to it, to enter into this guaranty; and

         WHEREAS, the Asset Transfer is being consummated substantially concurrently with the execution and delivery of this Subsidiary Guaranty;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2.  The Guaranty.   The Subsidiary
  Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by any Borrower under the Credit Agreement. Upon failure by any Borrower to pay punctually any such amount, the Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

         SECTION 3.  Guaranty Unconditional.  The
  obligations of the Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the
  generality of the foregoing, shall not be released,
  discharged or otherwise affected by:

         (i) any extension, renewal, settlement,
    compromise, waiver or release in respect of any obligation of any Borrower under the Credit Agreement or any Note, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to the Credit Agreement or any Note;

         (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under the Credit Agreement or any Note;

         (iv) any change in the corporate or partnership existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any obligation of any Borrower contained in the Credit Agreement or any Note;

         (v) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against any Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against any Borrower for any reason of the Credit
    Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Note or any other amount payable by any Borrower under the Credit Agreement; or

         (vii) any other act or omission to act or delay of any kind by any Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantor's obligations hereunder.

         SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes of each Borrower and all other amounts payable by each Borrower under the Credit Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note of any Borrower or any other amount payable by any Borrower under the Credit Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 5.  Waiver by the Subsidiary Guarantor.
  The Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

         SECTION 6. Subrogation. The Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against a Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of a Borrower in respect thereof.

         SECTION 7.  Limit of Liability.  The obligations
  of the Subsidiary Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
  Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. To the extent permitted by applicable law, said largest amount shall be calculated after taking into account any contribution rights that the Subsidiary Guarantor may have against other guarantors of the same obligations.

         SECTION 8.  Stay of Acceleration.  If acceleration
  of the time for payment of any amount payable by any Borrower under the Credit Agreement or its Notes is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         SECTION 9. Rights of Set-Off. The Subsidiary Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Note, whether or not acquired pursuant to the arrangements set forth in Section 11.04 of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Subsidiary Guarantor in the amount of such participation.

         SECTION 10.  Representations and Warranties.
  The Subsidiary Guarantor represents and warrants that:

         (a)  [Corporate] [Partnership] Existence and
  Power. The Subsidiary Guarantor is a [corporation duly incorporated] [partnership duly organized], validly existing and in good standing under the laws of its jurisdiction of [incorporation] [organization] and is a Wholly-Owned
  Consolidated Subsidiary of the Company.

         (b) [Corporate] [Partnership] and Governmental Authorization; No Contravention. The execution and delivery by the Subsidiary Guarantor of this Subsidiary Guaranty, and the performance by it of its obligations under this Subsidiary Guaranty, are within its [corporate] [partnership] powers, have been duly authorized by all necessary [corporate] [partnership] action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its [certificate of incorporation] [partnership agreement] [or by-laws], or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or Subsidiary Guarantor or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         (c) Binding Effect. This Subsidiary Guaranty constitutes a valid and binding agreement of the Subsidiary Guarantor, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

         SECTION 11.  Amendments and Waivers.  Any
  provision of this Subsidiary Guaranty may be amended or waived as provided, but only as provided, in Section 11.05 of the Credit Agreement.

         SECTION 12. Notices. All notices, requests and other communications to any party hereunder shall be given in accordance with Section 11.01 of the Credit Agreement, and in the case of the Subsidiary Guarantor, shall be given to it at its address or telex or facsimile transmission number set forth on the signature page hereof.

         SECTION 13.  No Waivers. No failure or delay by
  the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 14.  Governing Law.  This Subsidiary
  Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guaranty to be executed and delivered by its duly authorized officers as of the date first above written.


                             [Subsidiary Guarantor]


                             By_________________________
                               Title:

                             And by
                                Title:
                             [Address]
                             [Address]
                             Telex number:
                             Facsimile transmission
                               number:

EXHIBIT K




              OPINION OF COUNSEL FOR THE SUBSIDIARY GUARANTOR




                                       [Date]


  To the Banks, the Co-Agents,
    the Managing Agent and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

         I am counsel to [name of Subsidiary Guarantor], a [corporation incorporated] [partnership organized] under the laws of [jurisdiction of incorporation or organization] (the "Subsidiary Guarantor"), and give this opinion pursuant to
  Section 5.11 of the Five Year Credit Agreement dated as of January 25, 1994 (the "Credit Agreement") among Eaton Corporation (the "Company"), the banks and Co-Agents listed on the signature pages thereof, Chemical Bank, as Managing Agent, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         I have examined executed copies of the Subsidiary
  Guaranty dated as of           , 199   signed by the
  Subsidiary Guarantor (the "Subsidiary Guaranty") and the contribution agreement referred to in Section 5.11 of the Credit Agreement (the "Contribution Agreement") and originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate [and partnership] records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Subsidiary Guarantor is a [corporation duly incorporated] [partnership duly organized], validly existing and in good standing under the laws of [jurisdiction of incorporation or organization], and is a Wholly-Owned Consolidated Subsidiary of the Company.

         2. The execution and delivery by the Subsidiary Guarantor of the Subsidiary Guaranty and the Contribution Agreement and the performance by the Subsidiary Guarantor of its obligations under the Subsidiary Guaranty and the Contribution Agreement are within the Subsidiary Guarantor's [corporate] [partnership] powers, have been duly authorized by all necessary [corporate] [partnership] action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [certificate of incorporation] [partnership agreement] [or by-laws] of the Subsidiary Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Subsidiary Guarantor or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3.  Each of the Subsidiary Guaranty and the
  Contribution Agreement constitutes a valid and binding agreement of the Subsidiary Guarantor, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

                        Very truly yours,

Exhibit L



        Definition of "Debt Downgrade"

 as set forth in the Note and Guaranty Agreement dated
 as of December 7, 1990
  among Eaton Corporation, as Guarantor, the Eaton Corporation
  Share Purchase and Investment Plan Trust, acting by and
  through Ameritrust Company National Association, as Trustee,
  as Issuer, and     the lenders listed on the
  signature pages t              hereof


         "Debt Downgrade" means

         (i)  the rating of the Guarantor's senior
    unsecured funded debt securities by both S&P and Moody's in a rating category below Investment Grade, or if such debt securities are not rated by both S&P and Moody's, but only by one of them, such rating in a rating category below Investment Grade by either S&P or Moody's and by any other nationally recognized statistical rating organization selected by Principal
    Mutual Life Insurance Company or Credit Suisse and consented to in writing by the holders of more than 50% in unpaid principal amount of the Notes at the time outstanding (which holders shall include Credit Suisse and Principal Mutual Life Insurance Company),

         (ii) if such debt securities are not at the time rated by (a) either S&P or Moody's and (b) any other nationally recognized statistical rating organization as aforesaid, the rating of such debt securities by any nationally recognized statistical rating organization selected by Principal Mutual Life Insurance Company or
    Credit Suisse and consented to in writing by the holders of more than 50% in unpaid principal amount of the Notes at the time outstanding (which holders shall include Credit Suisse and Principal Mutual Life
    Insurance Company), in a rating category below
    Investment Grade, pursuant to a request for a private rating made by the Guarantor or the holder or holders of at least 5% of the unpaid principal amount of the Notes at the time outstanding,

         (iii) if no such debt securities of the Guarantor are rated, the rating of the Notes by S&P, Moody's or such other nationally recognized rating agency selected by Principal Mutual Life Insurance Company or Credit
    Suisse and consented to in writing by the holders of more than 50% in unpaid principal amount of the Notes at the time outstanding (which holders shall include
    Credit Suisse and Principal Mutual Life Insurance
    Company), in a rating category below Investment Grade pursuant to a request for a private rating made by the Guarantor or the holder or holders of at least 5% of the unpaid principal amount of the Notes at the time outstanding, or

         (iv) if a rating agency for a private rating is selected and consented to as specified in clause (ii) or (iii) above and the Guarantor has not delivered to each holder of a Note a copy of a private rating from such rating agency rating such debt securities or the Notes, as the case may be, in a rating category of Investment Grade or higher within 60 days of such consent.

  For purposes of this definition, "S&P" means Standard & Poor's Corporation or any successor thereto; "Moody's" means Moody's Investor Service, Inc. or any successor thereto; and "Investment Grade" means a rating category of or higher than "BBB-" with respect to S&P, a rating category of or higher than "Baa3" with respect to Moody's and a comparable rating category with respect to any other rating organization selected as specified above.

EXHIBIT M



                    ASSIGNMENT AND ASSUMPTION AGREEMENT




         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),
  EATON CORPORATION (the "Company") and MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK, as Agent (the "Agent").


                            W I T N E S S E T H


         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five Year Credit Agreement dated as of January 25, 1994 among the Company, the Assignor and the other Banks party thereto, as Banks, the Co-Agents party thereto, Chemical Bank, as Managing Agent, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Company and its Eligible Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Company and its Eligible Subsidiaries by the Assignor under the Credit
  Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2.  Assignment.  The Assignor hereby
  assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in
  Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.06(c) the Company agrees to execute and deliver a Note [and to cause each Eligible Subsidiary to execute and deliver a Note] payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5.  Non-Reliance on Assignor.  The
  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

         SECTION 6.  Governing Law.  This Agreement shall
  be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                             [ASSIGNOR]


                             By_________________________
                               Title:



                             [ASSIGNEE]


                             By__________________________
                               Title:



                             EATON CORPORATION


                             By__________________________
                               Title:



                             And by
                               Title:

                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Agent

                             By__________________________
                               Title